MERCURY SYSTEMS, INC. and COMPUTERSHARE TRUST COMPANY, N.A. As Rights Agent Rights Agreement Dated as of December 27, 2021

i TABLE OF CONTENTS Page SECTION 1. Certain Definitions .................................................................................................... 1 SECTION 2. Appointment of Rights Agent ................................................................................... 7 SECTION 3. Issue of Rights Certificates ....................................................................................... 8 SECTION 4. Form of Rights Certificates ....................................................................................... 9 SECTION 5. Countersignature and Registration .......................................................................... 10 SECTION 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates ....................................... 11 SECTION 7. Exercise of Rights; Purchase Price; Expiration Date of Rights .............................. 11 SECTION 8. Cancellation and Destruction of Rights Certificates ............................................... 13 SECTION 9. Reservation and Availability of Capital Stock ........................................................ 14 SECTION 10. Preferred Stock Record Date ................................................................................. 15 SECTION 11. Adjustment of Purchase Price, Number and Kind of Shares or Rights ................ 15 SECTION 12. Certificate of Adjusted Purchase Price or Number of Shares ............................... 24 SECTION 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power .............. 24 SECTION 14. Fractional Rights, Units and Shares of Preferred Stock ........................................ 27 SECTION 15. Rights of Action .................................................................................................... 28 SECTION 16. Agreement of Rights Holders ............................................................................... 28 SECTION 17. Rights Certificate Holder Not Deemed a Stockholder .......................................... 29 SECTION 18. Concerning the Rights Agent ................................................................................ 29 SECTION 19. Merger or Consolidation or Change of Name of Rights Agent ............................ 30 SECTION 20. Rights and Duties of Rights Agent ....................................................................... 30 SECTION 21. Change of Rights Agent ........................................................................................ 33 SECTION 22. Issuance of New Rights Certificates ..................................................................... 34 SECTION 23. Redemption and Termination ................................................................................ 34

ii SECTION 24. Notice of Certain Events ....................................................................................... 35 SECTION 25. Notices .................................................................................................................. 36 SECTION 26. Supplements and Amendments ............................................................................. 37 SECTION 27. Successors ............................................................................................................. 37 SECTION 28. Determinations and Actions by the Board of Directors, Etc ................................. 37 SECTION 29. Benefits of this Agreement ................................................................................... 38 SECTION 30. Severability ........................................................................................................... 38 SECTION 31. Governing Law ..................................................................................................... 38 SECTION 32. Counterparts .......................................................................................................... 38 SECTION 33. Descriptive Headings ............................................................................................ 38 SECTION 34. Exchange ............................................................................................................... 38 SECTION 35. Force Majeure ....................................................................................................... 40 Exhibit A Form of Rights Certificate Exhibit B Form of Summary of Rights Exhibit C Form of Articles of Amendment

RIGHTS AGREEMENT RIGHTS AGREEMENT, dated as of December 27, 2021 (this “Agreement”), between Mercury Systems, Inc., a Massachusetts corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (the “Rights Agent”). WHEREAS, effective December 27, 2021 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company (the “Board of Directors”) authorized and declared a distribution of one right (each, a “Right”) for each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) outstanding at the Close of Business (as defined below) on January 10, 2022 (the “Record Date”), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant hereto) for each share of Company Common Stock issued between the Record Date (whether originally issued or delivered from the Company’s treasury) and, except as otherwise provided in Section 22, the Distribution Date, each Right initially representing the right to purchase upon the terms and subject to the conditions hereinafter set forth one Unit (as defined below) of Preferred Stock (as defined below); WHEREAS, the Company desires to set forth certain terms and conditions governing the Rights; and WHEREAS, the Company desires to appoint the Rights Agent to act as rights agent hereunder, in accordance with the terms and conditions hereof. NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows: SECTION 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated: (a) “Acquiring Person” shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 7.5% (10% in the case of a Passive Institutional Investor) or more of the shares of Company Common Stock then outstanding, but shall not include (i) the Company or any Subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity, fiduciary or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company or (ii) any such Person who has become and is such a Beneficial Owner solely because (A) of a change in the aggregate number of shares of the Company Common Stock since the last date on which such Person acquired Beneficial Ownership of any shares of the Company Common Stock and who has not acquired Beneficial Ownership of any additional shares since the date on which such Person became such a Beneficial Owner or (B) it acquired such Beneficial Ownership in the good faith belief that such acquisition would not (1) cause such Beneficial Ownership to be equal to or exceed 7.5% (10% in

2 the case of a Passive Institutional Investor) of the shares of the Company Common Stock then outstanding and such Person relied in good faith in computing the percentage of its Beneficial Ownership on publicly filed reports or documents of the Company that are inaccurate or out-of-date or (2) otherwise cause a Distribution Date or the adjustment provided for in Section 11(a)(ii) to occur. Notwithstanding clause (ii)(B) of the prior sentence, if any Person that is not an Acquiring Person due to such clause (ii)(B) does not reduce its percentage of Beneficial Ownership of the Company Common Stock to less than 7.5% (10% in the case of a Passive Institutional Investor) (or, in the case solely of the Derivative Common Shares (as such term is hereinafter defined), does not terminate the subject derivative transaction or transactions or dispose of the subject derivative security or securities, or establish to the satisfaction of the Board of Directors that such Derivative Common Shares are not held with any intention of changing or influencing control of the Company) by the Close of Business on the fifth Business Day after notice from the Company (the date on which such notice is first given being the first day) that such Person’s Beneficial Ownership of the Company Common Stock is equal to or exceeds 7.5% (10% in the case of a Passive Institutional Investor), such Person shall, at the end of such five Business Day period, become an Acquiring Person (and such clause (ii)(B) shall no longer apply to such Person). Notwithstanding the foregoing, no Person who is the Beneficial Owner, as of at the time of the first public announcement of the declaration of the Rights dividend, of 7.5% (10% in the case of a Passive Institutional Investor) or more of the Company Common Stock then outstanding, shall become an Acquiring Person unless such Person shall, after the time of the public announcement of the declaration of the Rights dividend, increase its Beneficial Ownership of Company Common Stock then outstanding (other than as a result of an acquisition of Company Common Stock by the Company) to an amount equal to or greater than the greater of (x) 7.5% (10% in the case of a Passive Institutional Investor) or (y) the sum of (A) the lowest Beneficial Ownership of such Person as of any time from and after the time of the public announcement of the declaration of the Rights dividend plus (B) 0.001%. Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Board of Directors determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board of Directors shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement. For purposes of this definition, the determination of whether any Person acted in “good faith” or “as promptly as practicable” shall be conclusively determined by the Board of Directors, acting by a vote of those directors of the Company whose approval would be required to redeem the Rights under Section 23. (b) “Adjustment Shares” has the meaning set forth in Section 11(a)(ii). (c) “Adjustment Spread” has the meaning set forth in Section 34(a)(ii). (d) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act Regulations as in effect on the date of this Agreement.

3 (e) “Agreement” has the meaning set forth in the preamble to this Agreement. (f) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own”, and shall be deemed to have “Beneficial Ownership” of, any securities: (i) of which such Person or any of such Person’s Affiliates or Associates is considered to be a “beneficial owner” under Rule 13d-3 of the Exchange Act Regulations as in effect on the date of this Agreement; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own”, or to have “Beneficial Ownership” of, any securities under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote such securities if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations, and (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); (ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; or (iii) which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such terms are defined in the penultimate paragraph of this Section 1(f)); provided, however that the number of shares of Company Common Stock that a Person is deemed to Beneficially Own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate. Such shares of Company Common Stock that are deemed so beneficially owned pursuant to the operation of this Section 1(f)(iv) shall be referred to herein as “Derivative Common Shares”;

4 provided, however, that under this Section 1(f) a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own”, or to have “Beneficial Ownership” of, (A) securities tendered pursuant to a tender or exchange offer made in accordance with Exchange Act Regulations by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities that may be issued upon exercise of Rights at any time prior to the occurrence of a Triggering Event or (C) securities that may be issued upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates or transferees (as described in Section 7(e)) prior to the Distribution Date or pursuant to Section 3(c) or Section 22 or pursuant to Section 11(i) in connection with an adjustment made with respect to any such Rights. A “Derivatives Contract” is a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to provide economic benefits and allocate risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Company Common Stock specified or referenced in such contract or related documentation or (if no such number of shares of Company Common Stock is specified in such contract or related documentation), as determined by the Board of Directors in good faith to be the number of shares of Company Common Stock to which such economic benefits and risks relates (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares of Company Common Stock or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad- based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts. Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then outstanding together with the number of such securities not then actually outstanding which are issuable by the Company and which such Person would be deemed to beneficially own hereunder. (g) “Board of Directors” has the meaning set forth in the recitals to this Agreement. (h) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Boston, Massachusetts or New York, New York are authorized or obligated by law or executive order to close. (i) “Close of Business” on any given date shall mean 5:00 p.m., Boston, Massachusetts time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Boston, Massachusetts time, on the next succeeding Business Day.

5 (j) “Common Stock” of any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or, if such Person shall have no capital stock, the equity securities or other equity interest having power to control or direct the management of such Person. (k) “Company” has the meaning set forth in the preamble to this Agreement. (l) “Company Common Stock” has the meaning set forth in the recitals to this Agreement. (m) “Current Value” has the meaning set forth in Section 11(a)(iii). (n) “Depositary Agent” has the meaning set forth in Section 7(c). (o) “Distribution Date” has the meaning set forth in Section 3(a). (p) “Equivalent Preferred Stock” has the meaning set forth in Section 11(b). (q) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. (r) “Exchange Act Regulations” shall mean the General Rules and Regulations under the Exchange Act. (s) “Expiration Date” has the meaning set forth in Section 7(a). (t) “Final Expiration Date” has the meaning set forth in Section 7(a). (u) “Ownership Statement” has the meaning set forth in Section 3(a). (v) “Passive Institutional Investor” shall mean any Person who or which has reported or is required to report Beneficial Ownership of shares of Company Common Stock on Schedule 13G under the Exchange Act (or any comparable or successor report), but only so long as (i) such Person is eligible to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report), and (ii) such Person has not reported and is not required to report such ownership on Schedule 13D under the Exchange Act (or any comparable or successor report) and such Person does not hold shares of Company Common Stock on behalf of any other Person who is required to report Beneficial Ownership of shares of Company Common Stock on such Schedule 13D; provided that if a formerly Passive Institutional Investor should report or become required to report Beneficial Ownership of shares of Company Common Stock on Schedule 13D, that formerly Passive Institutional Investor will not be deemed to be or to have become an Acquiring Person if (A) at the time it reports or becomes required to report Beneficial Ownership of shares of Common Stock of the Company on Schedule 13D, that formerly Passive Institutional Investor has Beneficial Ownership of less than 7.5% of the shares of Company Common Stock then outstanding; or (B) (1) it divests as promptly as practicable (but in any event not later than ten calendar days after becoming required to report on Schedule 13D) Beneficial Ownership of a sufficient

6 number of shares of Company Common Stock so that it would no longer be an “Acquiring Person,” as defined herein, and (2) prior to reducing its Beneficial Ownership of shares of Company Common Stock then outstanding to below 7.5%, it does not increase its Beneficial Ownership of the shares of Company Common Stock then outstanding (other than by reason of share purchases by the Company) above such Person’s lowest Beneficial Ownership of the Common Stock then outstanding at any time during such ten calendar day period. (w) “Person” shall mean any individual, partnership, limited liability company, limited liability partnership, firm, corporation, joint venture, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, and shall include any successor (by merger or otherwise) of such entity. (x) “Preferred Stock” shall mean the Series A Junior Preferred Stock, par value $0.01 per share, of the Company having the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions described in the Articles of Amendment set forth as Exhibit C hereto. (y) “preferred stock equivalents” has the meaning specified in Section 11(a)(iii). (z) “Principal Party” has the meaning set forth in Section 13(b). (aa) “Purchase Price” has the meaning set forth in Section 7(b). (bb) “Record Date” has the meaning set forth in the recitals to this Agreement. (cc) “Redemption Price” has the meaning set forth in Section 23(a). (dd) “Registered Common Stock” has the meaning set forth in Section 13(b)(ii). (ee) “Registration Date” has the meaning set forth in Section 9(c). (ff) “Registration Statement” has the meaning set forth in Section 9(c). (gg) “Right” has the meaning set forth in the recitals to this Agreement. (hh) “Rights Agent” has the meaning set forth in the preamble to this Agreement. (ii) “Rights Certificates” has the meaning set forth in Section 3(a). (jj) “Rights Dividend Declaration Date” has the meaning set forth in the recitals to this Agreement.

7 (kk) “Section 11(a)(ii) Event” has the meaning set forth in Section 11(a)(ii). (ll) “Section 11(a)(iii) Trigger Date” has the meaning set forth in Section 11(a)(iii). (mm) “Section 13 Event” has the meaning set forth in Section 13(a). (nn) “Section 34(a)(i) Exchange Ratio” has the meaning set forth in Section 34(a)(i). (oo) “Section 34(a)(ii) Exchange Ratio” has the meaning set forth in Section 34(a)(ii). (pp) “Securities Act” shall mean the Securities Act of 1933, as amended. (qq) “Spread” has the meaning set forth in Section 11(a)(iii). (rr) “Stock Acquisition Date” shall mean the first date of public announcement (including, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as the Board of Directors shall become aware of the existence of an Acquiring Person. (ss) “Subsidiary” of any Person shall mean any other Person of which a majority of the voting securities or equity interests is beneficially owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person. (tt) “Summary of Rights” has the meaning set forth in Section 3(b). (uu) “Trading Day” has the meaning set forth in Section 11(d)(i). (vv) “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event. (ww) “Unit” has the meaning set forth in Section 7(b). SECTION 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the express terms and conditions hereof, and the Rights Agent hereby accepts such appointment. With the consent of the Rights Agent, the Company may from time to time appoint such co- Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine; provided that such duties and determination are consistent with the terms and provisions of this Agreement and that contemporaneously with such appointment, if any, the Company shall notify the Rights Agent in writing thereof. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

8 SECTION 3. Issue of Rights Certificates. (a) Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date and (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person, and of which the Company will give the Rights Agent prompt written notice) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company, any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity) is commenced within the meaning of Rule 14d-2 of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person would be the Beneficial Owner of 7.5% or more of the shares of Company Common Stock then outstanding (the earlier of (i) and (ii) above being the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for shares of Company Common Stock registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates), or by a current ownership statement issued with respect to uncertificated shares of Company Common Stock in lieu of such a certificate (an “Ownership Statement”), and not by separate Rights Certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Company Common Stock (including a transfer to the Company). As promptly as practicable after the Distribution Date, the Company will prepare and execute, and the Rights Agent will countersign (by manual, .pdf or facsimile signature), and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all relevant information, send) by first-class, insured, postage prepaid mail, to each record holder of shares of Company Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the books and records of the Company or, if applicable, its transfer agent, one or more rights certificates, in substantially the form of Exhibit A hereto (the “Rights Certificates”) evidencing one Right for each share of Company Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Company Common Stock has been made pursuant to Section 11(p), at the time of distribution of the Rights Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates evidencing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. The Company shall, as promptly as practicable, notify the Rights Agent in writing upon the occurrence of the Distribution Date. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred. (b) On the Record Date, or as promptly as practicable thereafter, the Company will make available a Summary of Rights to Purchase Preferred Stock, in substantially the form of Exhibit B hereto (the “Summary of Rights”), to each record holder of shares of Company Common Stock as of the Close of Business on the Record Date. (c) Rights shall, without any further action, be issued in respect of all shares of Company Common Stock that are issued (including any shares of Company Common Stock held in treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates (or Ownership Statements) for shares of Company Common Stock that become outstanding (including, without limitation, reacquired shares of Company Common Stock referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the

9 earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend substantially as follows: “This [certificate] [statement] also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of December 27, 2021, between Mercury Systems, Inc. and Computershare Trust Company, N.A. as Rights Agent (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive office of the Rights Agent designated for such purpose. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this [certificate] [statement]. Mercury Systems, Inc. will mail to the holder of this [certificate] [statement] a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. With respect to certificates or Ownership Statements evidencing ownership of shares of Company Common Stock (whether or not such certificates, or Ownership Statements, include the foregoing legend or have appended to them the Summary of Rights), until the earlier of the Distribution Date and the Expiration Date, the Rights associated with the shares of Company Common Stock evidenced by such certificates or such Ownership Statements shall be evidenced by such certificates or such Ownership Statements alone, and the surrender for transfer of any such certificate, or the transfer of shares of Company Common Stock evidenced by such an Ownership Statement, shall also constitute the transfer of the Rights associated with the shares of Company Common Stock, the ownership of which is evidenced thereby. In the event that the Company purchases or acquires any shares of Company Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Company Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Company Common Stock which are no longer outstanding. SECTION 4. Form of Rights Certificates. (a) The Rights Certificates (and the forms of election to purchase, assignment and certificate to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not adversely affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of Units of Preferred Stock as shall be set forth therein at the price set forth therein, but the amount and type of

10 securities, cash or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein. (b) Any Rights Certificate issued pursuant hereto that evidences Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding either the transferred Rights, shares of Company Common Stock or the Company or (B) a transfer that a majority of the Board of Directors has determined to be part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of Section 7(e), shall, upon the written direction of a majority of the Board of Directors, contain (to the extent feasible) the following legend: “The Rights evidenced by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate or transferee of an Acquiring Person (as such terms are defined or described in the Rights Agreement referred to below). Accordingly, this Rights Certificate and the Rights evidenced hereby shall become null and void in the circumstances specified in Section 7(e) of such Rights Agreement.” SECTION 5. Countersignature and Registration. (a) Rights Certificates shall be executed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or the General Counsel attested by its Secretary or one of its Assistant Secretaries. The signature of any one or more of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of the individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature of such Rights Certificates or did not hold such offices at the date of such Rights Certificates. No Rights Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose unless there appears on such Rights Certificate a countersignature duly executed by the Rights Agent by manual or facsimile signature of an authorized signatory, and such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder. (b) Following the Distribution Date and upon receipt by the Rights Agent of written notice to that effect, the Rights Agent will keep or cause to be kept, at its office designated for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate and the date of the issuance of each Rights Certificate.

11 SECTION 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates. (a) Subject to the provisions of Sections 4(b), 7(e) and 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates evidencing Rights that have become null and void pursuant to Section 7(e) or that have been redeemed or exchanged pursuant to Sections 23 or 34) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Units of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate contained therein properly completed and duly executed, at the office of the Rights Agent designated for such purpose with all signatures guaranteed by an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (“signature guarantee”), and such documentation as the Company or the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and duly executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence, as the Company or the Rights Agent may reasonably request, of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights evidenced by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request; whereupon the Rights Agent shall, subject to the provisions of Sections 4(b), 7(e) and 14, countersign (by manual, .pdf or facsimile signature) and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. (b) If a Rights Certificate shall be mutilated, destroyed, lost or stolen, upon request by the registered holder of the Rights evidenced thereby and upon payment to the Company and the Rights Agent of all reasonable expenses incident thereto, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and evidencing the equivalent number of Rights, but, in the case of loss, theft or destruction, only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and, if requested by the Company or the Rights Agent, indemnity also satisfactory to it, along with a signature guarantee and such other documentation as the Company or the Rights Agent may reasonably request, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto. SECTION 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Prior to the earlier of (i) the Close of Business on the first (1st) anniversary hereof (the “Final Expiration Date”) and (ii) the time at which the Rights are redeemed as provided in Section 23

12 (the earlier of (i) and (ii) being the “Expiration Date”), the registered holder of any Rights Certificate may, subject to the provisions of Sections 7(e) and 9(c), exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment of the aggregate Purchase Price (as hereinafter defined) for the number of Units of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) for which such surrendered Rights are then exercisable. (b) The purchase price for each one one-thousandth of a share (each such one one-thousandth of a share being a “Unit”) of Preferred Stock upon exercise of a Right shall be $279.60, subject to adjustment or reduction from time to time as provided in Sections 11 and 13(a) (such purchase price, as so adjusted, being the “Purchase Price”), and shall be payable in accordance with paragraph (c) below. (c) As promptly as practicable following the occurrence of the Distribution Date, the Company shall deposit with a corporation in good standing organized under the laws of the United States or any state of the United States, that is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority (such institution being the “Depositary Agent”), certificates evidencing the shares of Preferred Stock that may be acquired upon exercise of the Rights and shall cause such Depositary Agent to enter into an agreement pursuant to which the Depositary Agent shall issue receipts evidencing interests in the shares of Preferred Stock so deposited. Upon receipt of a Rights Certificate evidencing exercisable Rights, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price for the Units of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) to be purchased thereby as set forth below and an amount equal to any applicable transfer tax or evidence satisfactory to the Company of payment of such tax, the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) requisition from the Depositary Agent depositary receipts or certificates evidencing such number of Units of Preferred Stock as are to be purchased and the Company will issue the Units of Preferred Stock and direct the Depositary Agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14, (iii) after receipt of such depositary receipts or certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue Company Common Stock, other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such Company Common Stock, other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. Subject to Section 34, the payment of the Purchase Price may be made in cash or by certified or bank check payable to the order of the Company, or by wire transfer of immediately available funds to the account of the

13 Company (provided that notice of such wire transfer shall be given by the holder of the related Right to the Rights Agent). (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14. (e) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, from and after the first occurrence of any Section 11(a)(ii) Event or Section 13 Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, shares of Company Common Stock or the Company or (B) a transfer that a majority of the Board of Directors has determined to be part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of the Company’s failure to make any determination under this Section 7(e) or Section 4(b) with respect to an Acquiring Person or its Affiliates, Associates or transferees. (f) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise by such registered holder unless such registered holder shall have (i) completed and duly executed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights evidenced by such Rights Certificate or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. SECTION 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company

14 otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company. SECTION 9. Reservation and Availability of Capital Stock. (a) The Company shall use its reasonable best efforts at all times prior to the Expiration Date to cause to be reserved and kept available, out of its authorized and unissued shares of Preferred Stock, the number of shares of Preferred Stock that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Preferred Stock issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved. (b) If the shares of Preferred Stock to be issued and delivered upon the exercise of the Rights may be listed on any national securities exchange, the Company shall during the period from the Distribution Date through the Expiration Date use its best efforts to cause all securities reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise. (c) The Company shall use its best efforts (i) as soon as practicable following the occurrence of a Section 11(a)(ii) Event and a determination by the Company in accordance with Section 11(a)(iii) of the consideration to be delivered by the Company upon exercise of the Rights or, if so required by law, as soon as practicable following the Distribution Date (such date being the “Registration Date”), to file a registration statement on an appropriate form under the Securities Act with respect to the securities that may be acquired upon exercise of the Rights (the “Registration Statement”), (ii) to cause the Registration Statement to become effective as soon as practicable after such filing, (iii) to cause the Registration Statement to continue to be effective (and to include a prospectus complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by the Registration Statement and (B) the Expiration Date and (iv) to take as soon as practicable following the Registration Date such action as may be required to ensure that any acquisition of securities upon exercise of the Rights complies with any applicable state securities or “blue sky” laws. The Company may temporarily suspend, for a period of time not to exceed 90 Business Days after the Stock Acquisition Date, the exercisability of the Rights in order to prepare and file such Registration Statement and permit it to become effective. Upon such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with prompt written notice to the Rights Agent. If the Registration Statement does not become effective prior to the Close of Business on the 90th Business Day following the occurrence of a Section 11(a)(ii) Event, the Company shall, unless otherwise determined by a majority of the Board of Directors, on the 91st Business Day following the occurrence of such Section 11(a)(ii) Event, be obligated to exercise the option described in Section 34. (d) The Company shall take such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Triggering Event, any other

15 securities that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities, duly and validly authorized and issued and fully paid and non-assessable. (e) The Company shall pay any documentary, stamp or transfer tax imposed in connection with the issuance or delivery of the Rights Certificates or upon the exercise of Rights; provided, however, that the Company shall not be required to pay any such tax imposed in connection with the issuance or delivery of Units of Preferred Stock, or any certificates or depositary receipts for such Units of Preferred Stock (or, following the occurrence of a Triggering Event, any other securities, cash or assets, as the case may be) to any Person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Company shall not be required to issue or deliver any certificates or depositary receipts for Units of Preferred Stock (or, following the occurrence of a Triggering Event, any other securities, cash or assets, as the case may be) to, or in a name other than that of, the registered holder of the Rights Certificate upon the exercise of any Rights evidenced thereby until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s satisfaction that no such tax is due. SECTION 10. Preferred Stock Record Date. Each Person in whose name any certificate or depositary receipt for Units of Preferred Stock (or, following the occurrence of a Triggering Event, other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Units of Preferred Stock (or, following the occurrence of a Triggering Event, other securities) evidenced thereby on, and such certificate or depositary receipt shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the aggregate Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate or depositary receipt shall be dated, the next succeeding Business Day on which the Preferred Stock (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are open; and further provided, however, that if delivery of Units of Preferred Stock is delayed as a result of a failure to register such Units of Preferred Stock pursuant to Section 9(c), such Persons shall be deemed to have become the record holders of such Units of Preferred Stock only when such Units first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein. SECTION 11. Adjustment of Purchase Price, Number and Kind of Shares or Rights. The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

16 (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii). (ii) In the event that: (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, shall (1) merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and Company Common Stock shall remain outstanding and unchanged, (2) in one transaction or a series of transactions, transfer any assets to the Company or to any of its Subsidiaries in exchange (in whole or in part) for shares of Company Common Stock, for other equity securities of the Company or any such Subsidiary, or for securities exercisable for or convertible into shares of equity securities of the Company or any of its Subsidiaries (whether Company Common Stock or otherwise) or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into such equity securities (other than pursuant to a pro rata distribution to all holders of Company Common Stock), (3) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity, assets (including securities) on terms and conditions less favorable to the Company or such Subsidiary or plan than those that could have been obtained in arm’s-length negotiations with an unaffiliated third party, other than pursuant to a transaction set forth in Section 13(a), (4) sell, purchase, lease, exchange,

17 mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of the Company’s Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity (other than transactions, if any, consistent with those engaged in, as of the date hereof, by the Company and such Acquiring Person or such Associate or Affiliate), assets (including securities) having an aggregate fair market value of more than $50,000,000, other than pursuant to a transaction set forth in Section 13(a), (5) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity, any material trademark or material service mark, other than pursuant to a transaction set forth in Section 13(a), (6) receive, or any designee, agent or representative of such Acquiring Person or any Affiliate or Associate of such Acquiring Person shall receive, any compensation from the Company or any of its Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company’s (or its Subsidiaries’) past practices, or (7) receive the benefit, directly or indirectly (except proportionately as a holder of Company Common Stock or as required by law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity; or (B) any Person shall become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a); or (C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries, other than a transaction or transactions to which the provisions of Section 13(a) apply (whether or not with or into or otherwise involving an Acquiring Person), which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries that is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person; then, immediately upon the date of the occurrence of an event described in Section 11(a)(ii)(A), (B) or (C) (a “Section 11(a)(ii) Event”), proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e)) shall thereafter have the right to receive, upon exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, in lieu of the number of Units of

18 Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, such number of Units of Preferred Stock as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the then number of Units of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (such product thereafter being, for all purposes of this Agreement other than Section 13, the “Purchase Price”), and (y) dividing that product by 50% of the then-current market price (determined pursuant to Section 11(d)) per Unit of Preferred Stock on the date of such first occurrence (such Units of Preferred Stock being the “Adjustment Shares”). (iii) In the event that the number of shares of Preferred Stock that are authorized by the Company’s Articles of Organization (as amended) but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company, by the vote of a majority of the Board of Directors, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price (such excess being the “Spread”), and (B) with respect to each Right, make adequate provision to substitute for such Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Company Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock (such other shares being “preferred stock equivalents”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by a majority of the Board of Directors, after receiving advice from a nationally recognized investment banking firm; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(iii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Units of Preferred Stock (to the extent available) and then, if necessary, cash, which Units of Preferred Stock and/or cash shall have an aggregate value equal to the Spread. To the extent that the Company determines that some action needs to be taken pursuant to the first sentence of this Section 11(a)(iii), the Company shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights. For purposes of this Section 11(a)(iii), the value of a Unit of Preferred Stock shall be the current market price (as determined pursuant to Section 11(d)) per Unit of Preferred Stock on the Section 11(a)(iii) Trigger Date and the value of any preferred stock equivalent shall be deemed to have the same value as the Preferred Stock on such date. (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) shares of Preferred Stock (or shares having substantially the same rights, privileges and preferences as shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities

19 convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the current market price (as determined pursuant to Section 11(d)) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed. (c) In case the Company shall fix a record date for a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d)) per share of Preferred Stock on such record date less the fair market value (as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holder of the Rights) of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of a share of Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d)) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

20 (d) (i) For the purpose of any computation hereunder, the “current market price” per share of Company Common Stock or Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such shares for the ten (10) consecutive Trading Days immediately prior to such date; provided, however, that if prior to the expiration of such requisite ten (10) Trading Day period the issuer announces either (A) a dividend or distribution on such shares payable in such shares or securities convertible into such shares (other than the Rights) or (B) any subdivision, combination or reclassification of such shares, then, following the ex-dividend date for such dividend or the record date for such subdivision, as the case may be, the “current market price” shall be properly adjusted to take into account such event. The closing price for each day shall be, if the shares are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq National Market or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by a majority of the Board of Directors. If, on any such date no market maker is making a market in such shares, the fair value of such shares on such date as determined in good faith by a majority of the Board of Directors shall be used. If such shares are not publicly held or not so listed or traded, “current market price” per share shall mean the fair value per share as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term “Trading Day” shall mean, if such shares are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business or, if such shares are not so listed or admitted, a Business Day. (ii) For the purpose of any computation hereunder, the “current market price” per share of Preferred Stock shall be determined in the same manner as set forth above for Company Common Stock in clause (i) of this Section 11(d) (other than the fourth sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the “current market price” per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such amount may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to Company Common Stock occurring after the Rights Dividend Declaration Date) multiplied by the current market price per share of Company Common Stock. If neither Company Common Stock nor Preferred Stock is publicly held or so listed or traded, “current market price” per share of the Preferred Stock shall mean the fair value per share as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the “current market price” of a Unit of

21 Preferred Stock shall be equal to the “current market price” of one share of Preferred Stock divided by 1,000. (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-hundredth of a share of Company Common Stock or Common Stock or other share or one one-hundred- thousandth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment and (ii) the Expiration Date. (f) If, as a result of an adjustment made pursuant to Section 11(a)(ii) or 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (l) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares. (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein. (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of Preferred Stock (calculated to the nearest one one-hundred-thousandth of a Unit) obtained by (i) multiplying (x) the number of Units of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price. (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Units of Preferred Stock that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units of Preferred Stock for which a Right was exercisable immediately

22 prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one- hundred-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement. (j) Irrespective of any adjustment or change in the Purchase Price or the number of Units of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units of Preferred Stock that were expressed in the Initial Rights Certificates issued hereunder without prejudice to any such adjustment or change. (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then-par value of the number of Units of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and non-assessable number of Units of Preferred Stock at such adjusted Purchase Price. (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of Units of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Units of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

23 (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment a majority of the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock, shall not be taxable to such holders or shall reduce the taxes payable by such holders. (n) The Company shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the Person that constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) shall have distributed or otherwise transferred to its stockholders or other Persons holding an equity interest in such Person Rights previously owned by such Person or any of its Affiliates and Associates; provided, however, that this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company. (o) After the Distribution Date, the Company shall not, except as permitted by Section 23 or Section 26, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights. (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide the outstanding shares of Company Common Stock, (iii) combine the outstanding shares of Company Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Company Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each share of

24 Company Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Company Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Company Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Company Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Company Common Stock outstanding immediately following the occurrence of such event. SECTION 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts, computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Company Common Stock, a copy of such certificate, and (c) make available a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of shares of Company Common Stock) in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate. SECTION 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that, following the Stock Acquisition Date, directly or indirectly, either (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Company Common Stock shall be converted into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) to any Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole (any such event described in clause (x), (y) or (z) being a “Section 13 Event”), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, such number of validly authorized and issued, fully paid and non- assessable shares of Common Stock of the Principal Party, which shares shall not be subject to any liens, encumbrances, rights of first refusal, transfer restrictions or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Units of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first

25 occurrence of a Section 13 Event, multiplying the number of such Units for which a Right would be exercisable hereunder but for the occurrence of such Section 11(a)(ii) Event by the Purchase Price that would be in effect hereunder but for such first occurrence) and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be the “Purchase Price” for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d)) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall, for all purposes of this Agreement, thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions of this Agreement shall thereafter be applicable to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) shall be of no further effect following the first occurrence of any Section 13 Event. (b) “Principal Party” shall mean: (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), (A) the Person that is the issuer of any securities into which shares of Company Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Stock that has the highest aggregate current market price (determined pursuant to Section 11(d)) and (B) if no securities are so issued, the Person that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the highest aggregate current market price (determined pursuant to Section 11(d)); and (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the Common Stock of which has the highest aggregate current market price (determined pursuant to Section 11(d)); provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act (“Registered Common Stock”), or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, “Principal Party” shall refer to such other Person; (2) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, “Principal Party” shall refer to the ultimate parent entity of such first- mentioned Person; (3) if the Common Stock of such Person is not Registered Common

26 Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Stock outstanding, “Principal Party” shall refer to whichever of such other Persons is the issuer of the Registered Common Stock having the highest aggregate current market price (determined pursuant to Section 11(d)); and (4) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Stock outstanding, “Principal Party” shall refer to whichever ultimate parent entity is the corporation having the greatest stockholders’ equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets. (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that the Principal Party will: (i) (A) file on an appropriate form, as soon as practicable following the execution of such agreement, a registration statement under the Securities Act with respect to the Common Stock that may be acquired upon exercise of the Rights, (B) cause such registration statement to remain effective (and to include a prospectus complying with the requirements of the Securities Act) until the Expiration Date, and (C) as soon as practicable following the execution of such agreement take such action as may be required to ensure that any acquisition of such Common Stock upon the exercise of the Rights complies with any applicable state securities or “blue sky” laws; and (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act. (d) In case the Principal Party that is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then current market price per share (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended,

27 or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction. (e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a). SECTION 14. Fractional Rights, Units and Shares of Preferred Stock. (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the Persons to which such fractional Rights would otherwise be issuable, an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be, if the Rights are listed or admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ National Market or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by a majority of the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by a majority of the Board of Directors shall be used and such determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. (b) The Company shall not be required to issue fractions of Units or of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence such fractional Units or shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of such fractional Units or of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock), the Company may pay to the registered holders of Rights Certificates, at the time such Rights are exercised or exchanged as herein provided, an amount in cash equal to the same fraction of the then current market price of a Unit or of a share of Preferred Stock on the day of exercise or exchange, determined in accordance with Section 11(d). (c) The holder of a Right by the acceptance of such Right expressly waives his right to receive any fractional Rights or any fractional Units or shares upon exercise or exchange of a Right. (d) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under any section of this Agreement, the Company shall (i) promptly

28 prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies. SECTION 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Section 18 and Section 20, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of Company Common Stock); and any registered holder of a Rights Certificate (or, prior to the Distribution Date, of shares of Company Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of shares of Company Common Stock), may, on such registered holder’s own behalf and for such registered holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, such registered holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. SECTION 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that: (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Company Common Stock; (b) after the Distribution Date, the Rights Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates contained therein properly completed and duly executed, along with a signature guarantee and such other documentation as the Company or the Rights Agent may reasonably request; (c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name any Rights Certificate (or, prior to the Distribution Date, the associated Company Common Stock) is registered, as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever (notwithstanding any notations of ownership or writing on any Rights Certificate, any associated Company Common Stock certificate or any associated Ownership Statement made by anyone other than the Company or the Rights Agent), and neither the Company

29 nor the Rights Agent, subject to the last sentence of Section 7(e), shall be affected by any notice to the contrary; and (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent, nor any of their directors, officers, employees or agents, shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as promptly as practicable. SECTION 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights evidenced thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 24, to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise. SECTION 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, to reimburse the Rights Agent for all of its reasonable expenses, including reasonable fees and disbursements of its counsel, incurred in connection with the preparation, delivery, negotiation, amendment, execution and administration of this Agreement and the exercise and performance of its duties hereunder. The Company shall indemnify the Rights Agent for, and hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) that may be paid, incurred or suffered by it, or to which it may become subject, without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, including the costs and expenses of defending against any claim of liability hereunder. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company, except to the extent such indemnification is not available as determined by a court of competent jurisdiction. The Rights Agent shall not be deemed to have knowledge of any event of which the Company was required to provide it with notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in accordance with Section 25

30 hereof. The obligations of the Company provided for under this Section 18 and Section 20 below shall survive the exercise or expiration of the Rights and the termination of this Agreement and the resignation, replacement or removal of the Rights Agent. (b) The Rights Agent shall be fully authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of the duties hereunder in reliance upon any Rights Certificate or certificate or depositary receipt for Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to have been signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons. SECTION 19. Merger or Consolidation or Change of Name of Rights Agent. (a) Any entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any entity succeeding to the stock transfer, corporate trust or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto; provided that such entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities, or a share exchange, shall be deemed a merger or consolidation for purposes of this Section 19. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement. (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement. SECTION 20. Rights and Duties of Rights Agent. The Rights Agent undertakes to perform the duties and obligations expressly set forth in this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

31 (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion or advice. (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of “current market price”) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be specified herein) may be deemed to be conclusively proved and established by a certificate signed by one of the Chief Executive Officer, the Chief Financial Officer, or the General Counsel of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent for any action taken or suffered or omitted to be taken by it in good faith by it under the provisions of this Agreement in reliance upon such certificate. (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees (but not reimbursed expenses) paid by the Company to the Rights Agent under this Agreement during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought. Anything to the contrary notwithstanding, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. (d) The Rights Agent shall not be liable for or, by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates, be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only. (e) The Rights Agent shall not have any liability or responsibility for the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or for the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Company of any covenant or failure by the Company to satisfy conditions contained in this Agreement or in any Rights Certificate; nor shall it be liable or responsible for any change in the exercisability of the Rights or any adjustment required under the provisions of Section 11 or Section 13 or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of the certificate describing any such

32 adjustment contemplated by Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and non-assessable. (f) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement. (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from the Chief Executive Officer, the Chief Financial Officer, or the General Counsel of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for such instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent written advice or instructions received by it. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted. (h) The Rights Agent and any stockholder, Affiliate, director, officer, agent, representative or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, Affiliate, director, officer, agent, representative or employee from acting in any other capacity for the Company or for any other Person. (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company, any holder of Rights or any other Person resulting from any such act, omission, default, neglect, or misconduct absent gross negligence or bad faith in the

33 selection and continued employment thereof (which gross negligence or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction). (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights hereunder if the Rights Agent shall have reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it. (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed, not signed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company. If such certificate has been completed and signed and shows a negative response to clauses 1 and 2 of such certificate, unless previously instructed otherwise in writing by the Company (which instructions may impose on the Rights Agent additional ministerial responsibilities, but no discretionary responsibilities), the Rights Agent may assume without further inquiry that the Rights Certificate is not owned by a person described in Section 4(b) or Section 7(e) and shall not be charged with any knowledge to the contrary. SECTION 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ prior notice in writing mailed to the Company, and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, and to each transfer agent of the Preferred Stock and the Company Common Stock, by first-class mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock and the Company Common Stock, by registered or certified mail, and will notify the holders of the Rights Certificates (or the holders of the Company Common Stock prior to the Distribution Date). If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by a holder of a Rights Certificate (who shall submit such holder’s Rights Certificate for inspection by the Company) or, prior to the Distribution Date, a holder of Company Common Stock, then the incumbent Rights Agent or any registered holder of any Rights Certificate or, prior to the Distribution Date, any holder of Company Common Stock, may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) an entity organized and doing business under the laws of the United States or any state of the United States in good standing, shall be authorized under such laws to exercise corporate trust or

34 stock transfer, or shareholder services powers,, shall be subject to supervision or examination by federal or state authorities and shall have (together with its Affiliates) at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of an entity described in clause (a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock and the Company Common Stock, and notify the registered holders of the Rights Certificates (or holders of the Company Common Stock prior to the Distribution Date). Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent. SECTION 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by a majority of the Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Purchase Price or the number or kind or class of shares or other securities or property that may be acquired upon exercise of the Rights. In addition, in connection with the issuance or sale of shares of Company Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Company Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by a majority of the Board of Directors, issue Rights Certificates evidencing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof. SECTION 23. Redemption and Termination. (a) Subject to Section 28, the Company may, at its option, by action of a majority of the Board of Directors, at any time prior to the earlier of (i) the Close of Business on the tenth day following the Stock Acquisition Date or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Rights Dividend Declaration Date (such redemption price being the “Redemption Price”), and the Company may, at its option, by action of a majority of the Board of Directors, pay the Redemption Price either in shares of Company Common Stock (based on the current market price, determined in accordance with Section 11(d), of the shares of Company Common Stock at the time of redemption) or cash. Subject to the foregoing, the redemption of the Rights may be made

35 effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. (b) Immediately upon the action of a majority of the Board of Directors ordering the redemption of the Rights, evidence of which shall be filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of a majority of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights. Any notice that is given in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. SECTION 24. Notice of Certain Events. (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)) or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate (or, prior to the Distribution Date, to each holder of Company Common Stock), to the extent feasible and in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier; provided, however, that no such notice shall be required pursuant to this Section 24 in relation to a transaction in which any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earning power to, any other Subsidiary of the Company. (b) In case any of the events set forth in Section 11(a)(ii) shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a

36 Rights Certificate (or, prior to the Distribution Date, to each holder of Company Common Stock), to the extent feasible and in accordance with Section 25, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii). SECTION 25. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and shall be deemed given when delivered personally by hand or by overnight courier or first-class mail, postage prepaid, or other delivery method or when sent by electronic mail transmission or facsimile (provided that, in the case of electronic mail transmission or facsimile, either receipt of such electronic mail or facsimile is acknowledged by the applicable recipient or a confirmatory hardcopy is sent without undue delay by an internationally recognized courier service), in each case, to the following physical and electronic mail addresses or facsimile numbers (or to such other physical and electronic mail address or facsimile number as a party hereto may have specified by notice pursuant to this provision): if to the Company, at its address at: Mercury Systems, Inc. 50 Minuteman Road Andover, MA 01810 Attention: General Counsel with a copy (which shall not constitute notice) to: Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 Attention: Creighton O’M. Condon Sean J. Skiffington Email: CCondon@Shearman.com Sean.Skiffington@shearman.com and if to the Rights Agent, at its address at: Computershare Trust Company, N.A. 150 Royall St. Canton, MA 02021 Attention: Client Services Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of any shares of Company Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Company Common Stock.

37 SECTION 26. Supplements and Amendments. Prior to the Distribution Date, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of shares of Company Common Stock. From and after the Distribution Date the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder or (d) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (c) of this sentence, (i) subject to Section 30, a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company or, so long as any Person is an Acquiring Person hereunder, from the majority of the Board of Directors, that states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Company Common Stock. Notwithstanding anything herein to the contrary, the Rights Agent shall not be obligated to enter into any supplement or amendment that would adversely affect the Rights Agent’s own rights, duties, obligations or immunities under this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent. The Rights Agent agrees that time is of the essence in connection with any supplement or amendment to this Agreement that it is directed to execute by the Company in accordance with this Section 26. SECTION 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder. SECTION 28. Determinations and Actions by the Board of Directors, Etc. For all purposes of this Agreement, any calculation of the number of shares of Company Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Company Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act Regulations as in effect on the date hereof. Except as otherwise specifically provided herein, the Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Agreement and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other

38 parties, and (y) not subject the Board of Directors or any member thereof to any liability to the holders of the Rights. The Rights Agent is entitled always to assume the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon. SECTION 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Company Common Stock) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Company Common Stock). SECTION 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and a majority of the Board of Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement and the Rights shall not then be redeemable, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by a majority of the Board of Directors; provided, further, that if such excluded terms, provisions, covenants or restrictions shall adversely affect the rights, immunities, liabilities, duties, responsibilities or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to the Company. SECTION 31. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts. SECTION 32. Counterparts. This Agreement may be executed (including by facsimile) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. A facsimile or .pdf signature delivered electronically shall have the same authority, effect and enforceability as an original signature for all purposes. SECTION 33. Descriptive Headings. The headings contained in this Agreement are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Agreement. SECTION 34. Exchange. (a)(i) The Company may, at its option, at any time after any person becomes an Acquiring Person, upon resolution adopted by a majority of the Board of Directors, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 7(e)) for Units of

39 Preferred Stock at an exchange ratio of one Unit of Preferred Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Rights Dividend Declaration Date (such exchange ratio being hereinafter referred to as the “Section 34(a)(i) Exchange Ratio”). Notwithstanding the foregoing, the Company may not effect the exchange described in this Section 34(a)(i) at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries, or any trustee or fiduciary with respect to such plan acting in such capacity), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Company Common Stock then outstanding. (ii) The Company may, at its option, at any time after any person becomes an Acquiring Person, upon resolution adopted by a majority of the Board of Directors, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 7(e)) for Units of Preferred Stock at an exchange ratio specified in the following sentence, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Rights Dividend Declaration Date. Subject to such adjustment, each Right may be exchanged for that number of Units of Preferred Stock obtained by dividing the Adjustment Spread (as defined below) by the then-current market price (determined pursuant to Section 11(d)) per Unit of Preferred Stock on the earlier of (i) the date on which any Person becomes an Acquiring Person and (ii) the date on which a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity) is commenced within the meaning of Rule 14d-2 of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person would be the Beneficial Owner of 7.5% (10% in the case of a Passive Institutional Investor) or more of the shares of Company Common Stock then outstanding (such exchange ratio being the “Section 34(a)(ii) Exchange Ratio”). The “Adjustment Spread” shall equal (x) the aggregate market price on the date of such event of the number of Adjustment Shares determined pursuant to Section 11(a)(ii), minus (y) the Purchase Price. (b) Immediately upon the action of a majority of the Board of Directors ordering the exchange of any Rights pursuant to Section 34(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Units of Preferred Stock equal to the number of such Rights held by such holder multiplied by the Section 34(a)(i) Exchange Ratio or Section 34(a)(ii) Exchange Ratio, as the case may be. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice that is given in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of Units of Preferred Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to Section 7(e)) held by each holder of Rights. (c) In the event that the number of shares of Preferred Stock that are authorized by the Company’s Articles of Organization (as amended) but not outstanding or

40 reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 34, the Company shall take all such action as may be necessary to authorize additional shares of Preferred Stock for issuance upon exchange of the Rights or make adequate provision to substitute (1) cash, (2) Company Common Stock or other equity securities of the Company, (3) debt securities of the Company, (4) other assets or (5) any combination of the foregoing, having an aggregate value equal to the Adjustment Spread, where such aggregate value has been determined by a majority of the Board of Directors. SECTION 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from events beyond its reasonable control, including acts of God, epidemics, pandemics, natural disasters, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest; provided that the Rights Agent shall, as promptly as practicable, notify the Company of the occurrence of any such event and shall use commercially reasonable efforts to resume performance of its obligations hereunder as promptly as practicable after such event has been remedied. [Signature Page to Follow]

[Signature Page to Rights Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date first above written. MERCURY SYSTEMS, INC. By: Name: Mark Aslett Title: President and Chief Executive Officer

[Signature Page to Rights Agreement] COMPUTERSHARE TRUST COMPANY, N.A. By: Name: Title: Rachel Fisher

EXHIBIT A Form of Rights Certificate

EXHIBIT A to Rights Agreement FORM OF RIGHTS CERTIFICATE Certificate No. ______ Representing ________ Rights NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY ANY ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT), ANY AFFILIATE OR ASSOCIATE (EACH AS DEFINED IN THE RIGHTS AGREEMENT) OF ANY ACQUIRING PERSON, OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS EVIDENCED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE, ASSOCIATE OR TRANSFEREE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED OR DESCRIBED IN THE RIGHTS AGREEMENT REFERRED TO BELOW). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS EVIDENCED HEREBY SHALL BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF SUCH RIGHTS AGREEMENT.]1 RIGHTS CERTIFICATE MERCURY SYSTEMS, INC. This certifies that _____________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Rights Agreement dated as of December 27, 2021 (the “Rights Agreement”; capitalized terms used herein but not defined herein shall have the same meaning ascribed to such terms in the Rights Agreement), between Mercury Systems, Inc., a Massachusetts corporation (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”, which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Date and prior to the Expiration Date at the office of the Rights Agent, one one- thousandth of a fully paid and non-assessable share of Series A Junior Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at the Purchase Price initially of $279.60 per one one-thousandth of a share of Preferred Stock (each such one one-thousandth of a share of Preferred Stock being a “Unit”), upon delivery of this Rights Certificate, the Election to Purchase attached hereto, an amount equal to any applicable transfer tax or evidence satisfactory to the Company of payment of such tax, and, if necessary, the Assignment attached hereto and the related certificate properly completed and duly executed, accompanied by such 1 Note to Draft: The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

A-2 documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Rights Certificate (and the number of Units that may be purchased upon exercise thereof) set forth above, and the Purchase Price per Unit set forth above, shall be subject to adjustment in certain events as provided in the Rights Agreement. In certain circumstances, the Board of Directors may effect a cashless exchange of the Rights for shares of the Company Common Stock. Upon the occurrence of a Section 11(a)(ii) Event or a Section 13 Event, if the Rights evidenced by this Rights Certificate are beneficially owned by an Acquiring Person or an Affiliate, Associate or transferee of any such Acquiring Person, under certain circumstances described in the Rights Agreement such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event or such Section 13 Event. For purposes of the Rights Agreement, beneficial ownership by any person will include ownership of the shares underlying options, warrants, convertible securities, stock appreciation rights, swap agreements or other securities or contract rights or by counterparties under a derivatives contract to which such person is a party. Bona fide swaps dealers acting as counterparties in regular market participation (and not in creating swap deals to provide synthetic ownership of Company Common Stock) are exempted from such inclusion. In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or to receive common stock, cash or other assets, all as provided in the Rights Agreement. This Rights Certificate is subject to all of the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the office of the Rights Agent designated for such purpose and available from the Company upon written request. This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $0.01 per Right, payable at the Company’s option in cash or in Company Common Stock, subject to adjustment in certain events as provided in the Rights Agreement.

A-3 The Company is not required to issue fractional Units or shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon the exercise of any Right or Rights evidenced hereby, but may in lieu thereof make a cash payment, as provided in the Rights Agreement. No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement and such holder shall have been entered in the register of holders of shares of Preferred Stock. This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

A-4 WITNESS the facsimile signature of the proper officers of the Company. Dated as of _______ __, 20__. ATTEST: MERCURY SYSTEMS, INC. By:___________________________ By:___________________________ Name: Name: Title: Title: Countersigned: COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent By:____________________________ Name: Title:

A-5 [FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE] FORM OF ASSIGNMENT (To be executed by the registered holder if such holder desires to transfer the Rights Certificate) FOR VALUE RECEIVED, ________________________________________________ hereby sells, assigns and transfers unto (please print name and address of transferee) ________________________________________________ this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________________________________, Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution. Dated: _________ ___, 20__ ___________________________ Signature Signature Guaranteed: Signatures must be guaranteed by an eligible guarantor institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program).

A-6 CERTIFICATION The undersigned hereby certifies by checking the appropriate boxes that: (1) the Rights evidenced by this Rights Certificate  are  are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate, Associate or transferee of any such Acquiring Person (as such terms are defined or described in the Rights Agreement); and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned  did  did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate, Associate or transferee of an Acquiring Person (as such terms are defined or described in the Rights Agreement). Dated: _________ ___, 20__ ___________________________ Signature Signature Guaranteed: Signatures must be guaranteed by an eligible guarantor institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program). -------------------------------------------------------------- NOTICE The signature to the foregoing Assignment and Certification must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever. In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate, Associate or transferee thereof (as such terms are defined or described in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

A-7 FORM OF ELECTION TO PURCHASE (To be executed if the registered holder desires to exercise Rights represented by the Rights Certificate.) To: Mercury Systems, Inc. The undersigned hereby irrevocably elects to exercise ______ Rights represented by this Rights Certificate to purchase the Units issuable upon the exercise of such Rights (or such other securities of the Company or of any other person or other property that may be issuable upon the exercise of such Rights) and requests that certificates for such Units be issued in the name of and delivered to: ____________________________________________________ (Please print name and address) ____________________________________________________ ____________________________________________________ Please insert social security or other identifying number: _____________________________ If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to: ____________________________________________________ (Please print name and address) ____________________________________________________ ____________________________________________________ Please insert social security or other identifying number: _____________________________ Dated: _________ ___, 20__ ___________________________ Signature Signature Guaranteed: Signatures must be guaranteed by an eligible guarantor institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program).

A-8 CERTIFICATION The undersigned hereby certifies by checking the appropriate boxes that: (1) the Rights evidenced by this Rights Certificate  are  are not beneficially owned by an Acquiring Person or an Affiliate, Associate or transferee of any such Acquiring Person (as such terms are defined or described in the Rights Agreement); and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned  did  did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate, Associate or transferee of an Acquiring Person (as such terms are defined or described in the Rights Agreement). Dated: _________ ___, 20__ ___________________________ Signature Signature Guaranteed: Signatures must be guaranteed by an eligible guarantor institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program). -------------------------------------------------------------- NOTICE The signature to the foregoing Election to Purchase and Certification must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever. In the event the Certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate, Associate or transferee thereof (as such terms are defined or described in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

EXHIBIT B Form of Summary of Rights

B-1 EXHIBIT B to Rights Agreement SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK On December 27, 2021, the Board of Directors of Mercury Systems, Inc. (the “Company”) authorized and granted one right (each, a “Right”) for each issued and outstanding share of Common Stock, par value $0.01 per share, of the Company (the “Company Common Stock”), to stockholders of record at the Close of Business on January 10, 2022 (the “Record Date”) (the shares of Company Common Stock issued and outstanding at a given time do not include treasury shares of the Company) and for each share of Company Common Stock which becomes issued and outstanding (including shares of Company Common Stock transferred from the Company’s treasury) thereafter and prior to the Distribution Date (as defined below). Each Right entitles the registered holder, subject to the terms of the Rights Agreement (as defined below), to purchase from the Company one one-thousandth of a share (a “Unit”) of Series A Junior Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at a purchase price of $279.60 per Unit, subject to adjustment (the “Purchase Price”). The Purchase Price is payable in cash or by certified or bank check payable to the order of the Company, or by wire transfer of immediately available funds to the account of the Company (provided that a notice of such wire transfer is given by the holder of the related Right to the Rights Agent). The description and terms of the Rights are set forth in a Rights Agreement between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”; capitalized terms used herein but not defined herein shall have the same meaning ascribed to such terms in the Rights Agreement). Copies of the Rights Agreement and the Articles of Amendment for the Preferred Stock have been filed with the Securities and Exchange Commission as exhibits to a Current Report on Form 8-K (the “Form 8-K”). Copies of the Rights Agreement and the Articles of Amendment are available free of charge from the Company. This summary description of the Rights and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Rights Agreement and the Articles of Amendment, including the definitions therein of certain terms, which Rights Agreement and Articles of Amendment are incorporated herein by reference. The Rights Agreement Initially, the Rights are attached to all issued and outstanding shares of Company Common Stock, and no separate Rights Certificates will be distributed. The Rights will separate from the shares of Company Common Stock on the Distribution Date, which will occur upon the earlier of (i) the Close of Business on the tenth day following the first date of public announcement (or such earlier date as a majority of the Board of Directors shall determine that they have become aware) (the “Stock Acquisition Date”) that a Person or group of affiliated or associated Persons (other than the Company, any subsidiary of the Company, any employee benefit plan maintained by the Company, any of its subsidiaries or any entity, trustee or fiduciary holding Common Stock

B-2 for or pursuant to the terms of such plan) (an “Acquiring Person”) has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 7.5% (10% in the case of a Passive Institutional Investor) or more of the shares of Company Common Stock then issued and outstanding, and (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a Person or group of affiliated or associated Persons becoming an Acquiring Person. If a stockholder’s beneficial ownership of Company Common Stock as of the time of the public announcement of the rights plan and associated grant of Rights is at or above 7.5% (10% in the case of a Passive Institutional Investor), that stockholder’s then-existing ownership percentage would be grandfathered, but the Rights would become exercisable if at any time after such announcement, the stockholder increases its ownership percentage by 0.001% or more of the Company Common Stock then outstanding. For purposes of the Rights Agreement, beneficial ownership by any Person will include ownership of the shares underlying options, warrants, convertible securities, stock appreciation rights, swap agreements or other securities or contract rights or by counterparties under a derivatives contract to which such Person is a party. Bona fide swaps dealers acting as counterparties in regular market participation (and not in creating swap deals to provide synthetic ownership of Company Common Stock) are exempted from such inclusion. A Person will not be deemed to be an Acquiring Person under the Rights Agreement if such Person becomes the beneficial owner of 7.5% (10% in the case of a Passive Institutional Investor) or more of the then issued and outstanding shares of Company Common Stock solely because of a change in the aggregate number of shares of Company Common Stock since the last date on which such Person acquired beneficial ownership of any shares of Company Common Stock and who has not acquired beneficial ownership of any additional shares since the date on which such Person became such a beneficial owner. In addition, a Person will also not be deemed to be an Acquiring Person if such Person becomes the beneficial owner of 7.5% (10% in the case of a Passive Institutional Investor) or more of the then issued and outstanding shares of Company Common Stock solely because such Person acquired such beneficial ownership in the good faith belief that the acquisition would not cause such beneficial ownership to equal or exceed 7.5% (10% in the case of a Passive Institutional Investor) or more of the then issued and outstanding shares of Company Common Stock or otherwise cause a Distribution Date to occur and such person has divested or divests within five business days a sufficient number of shares of Company Common Stock (or terminate any applicable derivatives contract) so as to fall below 7.5% (10% in the case of a Passive Institutional Investor). Until the Distribution Date, (x) the Rights will be evidenced (subject to the provisions of Section 3(c) of the Rights Agreement) by the certificates for shares of Company Common Stock registered in the names of the holders thereof (which certificates will also be deemed to be Rights Certificates (as defined below)), or by a current ownership statement with respect to uncertificated shares of Company Common Stock in lieu of such a certificate (an “Ownership Statement”), and not by separate Rights Certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Company Common Stock (including a transfer to the Company).

B-3 Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new certificates for shares of Company Common Stock issued after the Record Date will contain a legend incorporating the Rights Agreement by reference and with respect to any shares of Company Common Stock evidenced by an Ownership Statement, such legend will be included in a notice to the record holders of such shares in accordance with applicable law. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for shares of Company Common Stock, or the transfer of any shares of Company Common Stock evidenced by an Ownership Statement, issued and outstanding as of the Record Date, even without such legend or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of Company Common Stock represented by such certificates or such Ownership Statements. As promptly as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the shares of Company Common Stock as of the Close of Business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights. The Rights are not exercisable until the Distribution Date and will expire upon the earlier of the Close of Business on the first anniversary of the date of the Rights Agreement (the “Final Expiration Date”), the date on which the Rights are redeemed by the Company pursuant to the terms of the Rights Agreement (as described below), or the date on which the Rights are exchanged by the Company pursuant to the terms of the Rights Agreement (as described below), unless the Rights Agreement is amended as described below. In the event that any Person becomes an Acquiring Person, then each holder of a Right will thereafter have the right to receive, upon its exercise, Units (or, in certain circumstances, shares of Company Common Stock, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price multiplied by the number of Units issuable upon exercise of a Right prior to the events described in this paragraph. Notwithstanding any of the foregoing, following such time as there is an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person, or an Affiliate, Associate or transferee thereof, will be null and void. In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a consolidation or merger and either (A) the Company is not the surviving corporation or (B) holders of shares of Company capital stock immediately prior thereto do not control 50% or more of the total voting power of the consolidated or merged corporation, (ii) any Person consolidates or merges with the Company and all or part of the shares of Company Common Stock are converted or exchanged for securities, cash or property of any other Person or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, each Right (except Rights which previously have been voided as described above) will entitle its holder to receive, at the Right’s then-current exercise price, common stock of the ultimate parent of the Acquiring Person having a value equal to two times the then-current exercise price of the Right. The Purchase Price payable, and the number of Units issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a bonus issue or share dividend on, or a subdivision, combination, consolidation or reclassification of, the

B-4 shares of Preferred Stock, (ii) if holders of the shares of Preferred Stock are granted certain rights, options or warrants to subscribe for shares of Preferred Stock or convertible securities at less than the current market price of the shares of Preferred Stock, or (iii) upon the distribution to the holders of the shares of Preferred Stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). No adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractions of Units or shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence such fractional Units or shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a Preference Share). In lieu of such fractions of Units or shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock), the Company may pay to the registered holders of Rights Certificates, at the time such Rights are exercised or exchanged, an amount in cash equal to the same fraction of the then current market price of a Unit or a share of Preferred Stock on the day of exercise or exchange. At any time prior to the earlier of (i) the Close of Business on the tenth day following the Stock Acquisition Date or (ii) the Final Expiration Date, a majority of the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (subject to adjustment in certain events) (the “Redemption Price”), payable, at the election of such majority of the Board of Directors, in cash or shares of Company Common Stock. Immediately upon the action of a majority of the Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only remaining right of the holders of Rights will be to receive the Redemption Price. At any time after any Person becomes an Acquiring Person, the Board of Directors may, at its option, exchange some or all of the Rights for (i) one Unit per Right or (ii) such number of Units as then equal to (x) the difference between the aggregate market price of the number of Units to be received upon a Person becoming an Acquiring Person and the Purchase Price, divided by (y) the market price per Unit upon the earlier of (A) a Person becoming an Acquiring Person and (B) the date on which a tender or exchange offer by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan maintained by the Company, any of its subsidiaries or any entity, trustee or fiduciary holding Common Stock for or pursuant to the terms of such plan) is commenced within the meaning of Rule 14d-2 of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person would be the Beneficial Owner of 7.5% or more of the shares of Company Common Stock then issued and outstanding. The Board of Directors is not permitted to exercise its option to exchange the Rights as described in clause (i) of the preceding sentence if any Person (other than the Company, any subsidiary of the Company, any employee benefit plan maintained by the Company or any of its subsidiaries or any entity, trustee or fiduciary holding Common Stock for or pursuant to the terms of such plan) becomes the beneficial owner of 50% or more of the then issued and outstanding shares of Company Common Stock. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

B-5 While the grant of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units (or other consideration). Any of the provisions of the Rights Agreement (including the expiration date of the Rights) may be amended without the approval of the holders of shares of Company Common Stock at any time prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to, subject to certain exceptions, shorten or lengthen any time period under the Rights Agreement. No amendment to adjust the time period governing redemption is permitted if the Rights are not redeemable at that time. Description of Preferred Stock The Units that may be acquired upon exercise of the Rights will be nonredeemable and subordinate to any other shares of preferred stock that may be issued by the Company. Each Unit will have a minimum preferential quarterly dividend of US $0.01 per Unit or any higher per share dividend declared on the shares of Company Common Stock. In the event of liquidation, the holder of a Unit will receive a preferred liquidation payment equal to the greater of US $0.01 per Unit and the per share amount paid upon liquidation in respect of a share of Company Common Stock. Each Unit will have one vote, voting together with the shares of Company Common Stock. In the event of any merger, consolidation or other transaction in which shares of Company Common Stock are converted or exchanged, each Unit will be entitled to receive the per share amount paid in respect of each share of Company Common Stock. The rights of holders of shares of Preferred Stock to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions. Because of the nature of the dividend and liquidation rights of the shares of Preferred Stock, the economic value of one Unit that may be acquired upon the exercise of each Right is expected to approximate the economic value of one share of Company Common Stock.

EXHIBIT C Form of Articles of Amendment

EXHIBIT C to Rights Agreement

C-3 EXHIBIT A Article 4 is hereby amended by adding the following to the end of Article 4: F. DESCRIPTION OF SERIES A JUNIOR PREFERRED STOCK. 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as “Series A Junior Preferred Stock” and the number of shares constituting such series shall be 800,000 provided however, that if more than a total of 800,000 shares of Series A Junior Preferred Stock shall be issuable pursuant to the exercise of rights (the “Rights”) issued pursuant to the Rights Agreement dated as of December 27, 2021, between the Company and Computershare Trust Company, N.A., as Rights Agent, the Board of Directors shall direct by resolution or resolutions that articles of amendment be properly executed, acknowledged, filed and recorded, in accordance with the Massachusetts Business Corporations Act, providing for the total number of shares of Series A Junior Preferred Stock authorized to be increased (to the extent that the Articles of Organization then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights. 2. DIVIDENDS AND DISTRIBUTIONS. (A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of preferred stock of the Company ranking prior and superior to the shares of Series A Junior Preferred Stock with respect to dividends, each holder of one one-thousandth (1/1,000) of a share (a “Unit”) of Series A Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the last day of December, March, June and September in each year (each such date being a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series A Junior Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Company Common Stock (as defined below) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Junior Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Company Common Stock or a subdivision of the outstanding shares of Company Common Stock, by reclassification or otherwise) declared on shares of Company Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Junior Preferred Stock. In the event that the Company shall at any time after December 27, 2021 (the “Rights Declaration Date”) (i) declare any dividend on outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide outstanding shares of Company Common Stock or (iii) combine outstanding shares of Company Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Junior Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Company Common Stock that are outstanding immediately after such

C-4 event and the denominator of which shall be the number of shares of Company Common Stock that were outstanding immediately prior to such event. (B) The Company shall declare a dividend or distribution on Units of Series A Junior Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Company Common Stock (other than a dividend payable in shares of Company Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Company Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per Unit on the Series A Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series A Junior Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date in which case such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A Junior Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a Unit-by-Unit basis among all Units of Series A Junior Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series A Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof. 3. VOTING RIGHTS. The holders of Units of Series A Junior Preferred Stock shall have the following voting rights: (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Junior Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide outstanding shares of Company Common Stock or (iii) combine the outstanding shares of Company Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Company Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Company Common Stock that were outstanding immediately prior to such event. (B) Except as otherwise provided herein or by law, the holders of Units of Series A Junior Preferred Stock and the holders of shares of Company Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

C-5 (C) (i) If, at any time, dividends on any Units of Series A Junior Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a “default period”) from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series A Junior Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series A Junior Preferred Stock, voting separately as a class, shall have the right to elect two Directors. (ii) During any default period, such voting rights of the holders of Units of Series A Junior Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting rights nor any right of the holders of Units of Series A Junior Preferred Stock to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third of the outstanding Units of Series A Junior Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Company Common Stock shall not affect the exercise by the holders of Units of Series A Junior Preferred Stock of such rights. At any meeting at which the holders of Units of Series A Junior Preferred Stock shall exercise such voting rights initially during an existing default period, they shall have the right, voting separately as a class, to elect Directors to fill up to two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Junior Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Units of Series A Junior Preferred Stock shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series A Junior Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to the Series A Junior Preferred Stock. (iii) Unless the holders of Units of Series A Junior Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 25% of the total number of the Units of Series A Junior Preferred Stock outstanding may request, the calling of a special meeting of the holders of Units of Series A Junior Preferred Stock, which meeting shall thereupon be called by the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Units of Series A Junior Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Units of Series A Junior Preferred Stock by mailing a copy of such notice to such stockholder at the address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request, or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any holder or holders owning in the aggregate not less than 25% of the total number of outstanding Units of Series A Junior Preferred Stock. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

C-6 (iv) During any default period, the holders of shares of Company Common Stock and Units of Series A Junior Preferred Stock, and other classes or series of stock of the Company, if applicable, shall continue to be entitled to elect all the Directors until holders of the Units of Series A Junior Preferred Stock shall have exercised their right to elect two Directors voting as a separate class, after the exercise of which right (x) the Directors so elected by the holders of Units of Series A Junior Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of capital stock that elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence. (v) Immediately upon the expiration of a default period, (x) the right of the holders of Units of Series A Junior Preferred Stock as a separate class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Units of Series A Junior Preferred Stock as a separate class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Articles of Organization or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Organization or by-laws). (vi) The provisions of this paragraph (C) shall govern the election of Directors by holders of Units of Series A Junior Preferred Stock during any default period notwithstanding any provisions of the Articles of Organization to the contrary. (D) Except as set forth herein, holders of Units of Series A Junior Preferred Stock shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of shares of Company Common Stock as set forth herein) for taking any corporate action. 4. CERTAIN RESTRICTIONS. (A) Whenever quarterly dividends or other dividends or distributions payable on Units of Series A Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series A Junior Preferred Stock shall have been paid in full, the Company shall not: (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock; (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series A Junior Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

C-7 (iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock; provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock; or (iv) purchase or otherwise acquire for consideration any Units of Series A Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units. (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. 5. REACQUIRED SHARES. Any Units of Series A Junior Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become part of the authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein. 6. LIQUIDATION, DISSOLUTION OR WINDING UP. (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series A Junior Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $0.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount equal to the aggregate per share amount to be distributed to holders of shares of Company Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series A Junior Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A Junior Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up. (B) In the event the Company shall, at any time after the Rights Declaration Date, (i) declare any dividend on outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide outstanding shares of Company Common Stock, or (iii) combine outstanding shares of Company Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Junior Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Company Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Company Common Stock that were outstanding immediately prior to such event. 7. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Company Common Stock are exchanged for or converted into other stock or securities, cash and/or any

C-8 other property, then in any such case Units of Series A Junior Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Company Common Stock is converted or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide outstanding shares of Company Common Stock, or (iii) combine outstanding Company Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Company Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Company Common Stock that were outstanding immediately prior to such event. 8. REDEMPTION. The Units of Series A Junior Preferred Stock shall not be redeemable. 9. RANKING. The Units of Series A Junior Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Company as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise. 10. AMENDMENT. The Articles of Organization, including, without limitation, this resolution, shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with any other company or companies in any manner that would alter or change the powers, preferences or special rights of the Series A Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A Junior Preferred Stock, voting separately as a class. 11. UNITS. The Series A Junior Preferred Stock may be issued in Units, which Units shall entitle the holder, in proportion to such holder’s interest, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Preferred Stock. 12. CERTAIN DEFINITIONS. As used herein with respect to the Series A Junior Preferred Stock, the following terms shall have the following meanings: (A) The term “Company Common Stock” shall mean the class of stock designated as the common stock, par value $0.01 per share, of the Company at the date hereof or any other class of stock resulting from successive changes or reclassifications of such common stock. (B) The term “junior stock” (i) as used in Section 4, shall mean the Company Common Stock and any other class or series of capital stock of the Company hereafter authorized or issued over which the Series A Junior Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6, shall mean the Company Common Stock and any other class or series of capital stock of the Company hereafter authorized or issued over which the

C-9 Series A Junior Preferred Stock has preference or priority in the distribution of assets upon any liquidation, dissolution or winding up of the Company. (C) The term “parity stock” (i) as used in Section 4, shall mean any class or series of capital stock of the Company hereafter authorized or issued ranking pari passu with the Series A Junior Preferred Stock as to the payment of dividends and (ii) as used in Section 6, shall mean any class or series of capital stock of the Company hereafter authorized or issued ranking pari passu with the Series A Junior Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company.